INDIANAPOLIS WATER COMPANY


                                TO


                FIDELITY BANK, NATIONAL ASSOCIATION






               TWENTY-SECOND SUPPLEMENTAL INDENTURE







                     DATED AS OF APRIL 1, 1993

                            $11,600,000


        FIRST MORTGAGE BONDS, ECONOMIC DEVELOPMENT SERIES E

          THIS TWENTY-SECOND SUPPLEMENTAL INDENTURE, made as of the 1st day of April, 1993, between INDIANAPOLIS WATER COMPANY, a corporation duly organized and existing under the laws of the State of Indiana ("Company"), and FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association, duly organized and existing under the laws of the United States of America ("Trustee"), WITNESSETH that:

          WHEREAS, the Company has heretofore duly executed, acknowledged and delivered to Fidelity-Philadelphia Trust Company (a Pennsylvania corporation, later known as The Fidelity Bank and as Fidelity Bank, National Association, to which the Trustee above named is the successor by merger), as trustee, a First Mortgage (hereinafter, as amended to the date hereof, called the "Principal Indenture"), dated July 1, 1936, and duly recorded on July 23, 1936, in the office of the Recorder of Marion County, Indiana, in Mortgage Record 1154, at page 232 and following, and in the office of the Recorder of Hamilton County, Indiana, in Mortgage Record 90, at page 11 and following, and in the office of the Recorder of Hancock County, Indiana, in Mortgage Record 71, at page 74 and following, and on July 1, 1968, in the office of the Recorder of Hendricks County, Indiana, in Mortgage Record 182, at page 7 and following, and on January 22, 1987, in the office of the Recorder of Boone County, Indiana, in Mortgage Record 232, at page 798 and following, and has also duly executed, acknowledged and delivered 21 supplemental indentures thereto dated and recorded or to be recorded as follows:

   Supplemental
  Indenture and          Recording     Recorder's       Mortgage
  Record
      Date                 Date          Office         or
  Instrument No.

  First   11/14/45       Marion County                  Mtg.
  Rec. 1363, p. 548
   (Nov. 1, 1945)          "           Hamilton County  Mtg.
  Rec. 98, p. 485
                         " Hancock County               Mtg.
  Rec. 79, p. 579
          07/11/68       Hendricks County               Mtg.
  Rec. 182, p. 301

  Second  05/24/46       Marion County                  Mtg.
  Rec. 1377, p. 479
   (May 1, 1946)           "           Hamilton County  Mtg.
  Rec. 99, p. 340
                         " Hancock County               Mtg.
  Rec. 80, p. 459
          07/11/68       Hendricks County               Mtg.
  Rec. 182, p. 317






  Third   05/04/55       Marion County                  Mtg.
  Rec. 1785, p. 167
   (May 1, 1955)           "           Hamilton County  Mtg.
  Rec. 116, p. 48
                         " Hancock County               Mtg.
  Rec. 94, p. 88
          07/01/68       Hendricks County               Mtg.
  Rec. 182, p. 85

  Fourth  10/01/57       Marion County                  Mtg.
  Rec. 1909, p. 462
   (Sept. 1, 1957)         "           Hamilton County  Mtg.
  Rec. 131, p. 1
                         " Hancock County               Mtg.
  Rec. 98, p. 414
          07/01/68       Hendricks County               Mtg.
  Rec. 182, p. 103
          09/22/87       Boone County                   Mtg.
  Rec. 233, p. 1

  Fifth   06/17/59       Marion County                  Mtg.
  Rec. 1990, p. 340
   (June 15, 1959)         "           Hamilton County  Mtg.
  Rec. 139, p. 489
                         " Hancock County               Mtg.
  Rec. 102, p. 169
          07/01/68       Hendricks County               Mtg.
  Rec. 182, p. 136
          01/22/87       Boone County                   Mtg.
  Rec. 233, p. 68

  Sixth   12/27/60       Marion County                  Mtg.
  Rec. 2072, p. 465
   (Dec. 15, 1960)         "           Hamilton County  Mtg.
  Rec. 147, p. 489
                         " Hancock County               Mtg.
  Rec. 105, p. 220
          07/01/68       Hendricks County               Mtg.
  Rec. 182, p. 156
          01/22/87       Boone County  Mtg. Rec. 233, p. 109

  Seventh 01/10/62       Marion County                  Mtg.
  Rec. 2127, p. 213
   (Dec. 15, 1961)         "           Hamilton County  Mtg.
  Rec. 153, p. 28
                         " Hancock County               Mtg.
  Rec. 107, p. 409
          07/01/68       Hendricks County               Mtg.
  Rec. 182, p. 183
          01/22/87       Boone County  Mtg. Rec. 233, p. 166






  Eighth  06/30/65       Marion County
  Instrument No. 65-30648
   (June 25, 1965)         "           Hamilton County  Mtg.
  Rec. 184, p. 283
                         " Hancock County               Mtg.
  Rec. 117, p. 345
          07/01/68       Hendricks County               Mtg.
  Rec. 182, p. 202
          01/22/87       Boone County  Mtg. Rec. 233, p. 203A

  Ninth   08/10/67       Marion County
  Instrument No. 67-37106
   (Aug. 1, 1967)          "           Hamilton County  Mtg.
  Rec. 207, p. 41
                         " Hancock County               Mtg.
  Rec. 125, p. 249
          07/01/68       Hendricks County               Mtg.
  Rec. 182, p. 211
          01/22/87       Boone County  Mtg. Rec. 233, p. 221

  Tenth   08/20/71       Marion County
  Instrument No. 71-43913
   (Aug. 1, 1971)          "           Hamilton County  Mtg.
  Rec. 254, p. 203
                         " Hancock County
  Instrument No. 71-3128
                         " Hendricks County             Mtg.
  Rec. 196, p. 258

  Eleventh               12/08/71      Marion County
  Instrument No. 71-68031
   (Dec. 1, 1971)          "           Hamilton County  Mtg.
  Rec. 260, p. 109
          12/09/71       Hancock County
  Instrument No. 71-4768
          12/08/71       Hendricks County               Mtg.
  Rec. 198, p. 275
          01/22/87       Boone County  Mtg. Rec. 233, p. 258

  Twelfth 10/09/73       Marion County
  Instrument No. 73-65209
   (Sept. 1, 1973)         "           Hamilton County  Mtg.
  Rec. 290, p. 467
                         " Hancock County
  Instrument No. 73-5232
                         " Hendricks County             Mtg.
  Rec. 212, p. 1
          01/22/87       Boone County  Mtg. Rec. 233, p. 295






  Thirteenth             04/19/74      Marion County
  Instrument No. 74-22568
   (May 1, 1974)           "           Hamilton County  Mtg.
  Rec. 296, p. 364
                         " Hancock County
  Instrument No. 74-1599
                         " Hendricks County             Mtg.
  Rec. 215, p. 327
          01/22/87       Boone County  Mtg. Rec. 233, p. 355

  Fourteenth             01/19/76      Marion County
  Instrument No. 76-3100
   (Jan. 15, 1976)       01/20/76      Hamilton County  Mtg.
  Rec. 318, p. 397
                         " Hancock County
  Instrument No. 76-0234
                         " Hendricks County             Mtg.
  Rec. 230, p. 245
          01/22/87       Boone County  Mtg. Rec. 233, p. 355

  Fifteenth              12/26/84      Marion County
  Instrument No. 84-100402
   (Dec. 15, 1984)         "           Hamilton County  Mtg.
  Rec. 469, p. 847
                         " Hancock County
  Instrument No. 845685
                         " Hendricks County             Mtg.
  Rec. 336, p. 177
          01/22/87       Boone County  Mtg. Rec. 233, p. 507

  Sixteenth              12/06/85      Marion County
  Instrument No. 85-107269
   (Nov. 1, 1985)          "           Hamilton County
  Instrument No. 85-18775
                         " Hancock County
  Instrument No. 856010
                         " Hendricks County             Mtg.
  Rec. 351, p. 4804
          01/22/87       Boone County  Mtg. Rec. 233, p. 532

  Seventeenth            03/27/89      Marion County
  Instrument No. 89-26632
   (March 1, 1989)         "           Hamilton County
  Instrument No. 89-5728
                         " Hancock County
  Instrument No. 89-1589
                         " Hendricks County             Mtg.
  Rec. 417, p. 794
                         " Boone County                 Mtg.
  Rec. 252, p. 404






  Eighteenth             03/27/89      Marion County
  Instrument No. 89-26631
   (March 1, 1989)         "           Hamilton County
  Instrument No. 89-5729
                         " Hancock County
  Instrument No. 89-1590
                         " Hendricks County             Mtg.
  Rec. 417, p. 817
                         " Boone County                 Mtg.
  Rec. 252, p. 427

  Nineteenth             06/14/89      Marion County
  Instrument No. 89-0056055
   (June 1, 1989)          "           Hamilton County
  Instrument No. 89-12284
                         " Hancock County
  Instrument No. 89-3454
                         " Hendricks County             Mtg.
  Rec. 422, p. 9749
                         " Boone County                 Mtg.
  Rec. 254, p. 202

  Twentieth              12/07/92      Marion
  Instrument No. 92-162138
   (Dec. 1, 1992)                      Hamilton
  Instrument No. 92-48373
                           Hancock     Instrument No. 92-12116
                           Hendricks   Mtg. Rec. 524, p. 313
                           Boone       Mtg. Rec. 296, p. 28

  Twentieth-First        12/11/92      Marion County
  Instrument No. 92-164510
   (Dec. 1, 1992)        12/07/92      Hamilton County
  Instrument No. 92-48374
          12/07/92       Hancock County
  Instrument No. 92-12117
          12/07/92       Hendricks County               Mtg.
  Rec. 524, p. 337
          12/11/92       Boone County  Mtg. Rec. 296, p. 366

  and

          WHEREAS, there are outstanding bonds of the Company on the date hereof issued under the Ninth, Eleventh, Thirteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth and
  Twenty-First Supplemental Indentures, as follows:

                                 Principal
  Supplemental
  Amount
   Indenture                       Series
  Outstanding

  Ninth                   5 7/8% Series due 1997$  6,775,000
  Eleventh                8% Series due 20013,000,000
  Thirteenth              Economic Development Series A11,600,000
  Sixteenth               12 7/8% Series due 20025,200,000
  Seventeenth             Economic Development Series B10,000,000
  Eighteenth              Economic Development Series C30,000,000
  Nineteenth              9.83% Series due 2019 5,000,000
  Twentieth               8.19% Series due 202210,000,000
  Twenty-First            Economic Development Series D 5,000,000

     Total  . . . .                        $ 86,575,000

  and

          WHEREAS, this Twenty-Second Supplemental Indenture (hereinafter sometimes referred to as "this Supplemental Indenture") is intended to be made a part of the Principal Indenture as so supplemented as fully as if therein recited at length; and

          WHEREAS, by Section 1 of Article II of the Principal
  Indenture it is provided that:

          "Bonds may be issued hereunder from time to time in one or more series without limitation as to the aggregate principal amount of any or all series (but subject to the restrictions and provisions contained in this Indenture and any supplemental indenture), and may be executed, authenticated and delivered originally either as coupon bonds or as registered bonds without coupons, as the Board of Directors of the Company shall determine."

  and

          WHEREAS, by Section 4 of Article II it is provided that:

          "The coupon bonds and coupons of series other than the first series, and the Trustee's certificate thereon, shall be substantially in the forms hereinbefore recited, with such modifications, omissions, or additions permitted by or not inconsistent with the provisions of this Indenture as may be determined by 'resolution' and embodied in an indenture or indentures supplemental hereto. The bonds of each series shall be distinguished from the bonds of each other series in such manner as may be determined by such resolution.

     All bonds of the same series shall be identical in tenor except as to the denominations thereof and except variations appropriate for bonds in registered form without coupons.

          "The Bonds of each series other than the first shall be dated and mature on such dates, shall bear interest at such rate or rates, payable in such installments and on such dates, shall be payable as to principal and interest at such place or places, and in such coin or currency (constituting legal tender) of the United States, shall be of such denominations, shall have such provisions for record dates for the payment of interest, and shall have such tax free and tax refund provisions, sinking, improvement, amortization or other analogous fund requirements, redemption provisions, conversion privileges, provisions for exchange, registry and transfer, limitations upon the maximum amount issuable, and/or such other terms and provisions permitted by or not inconsistent with this Indenture, all as may be determined by 'resolution' and expressed in the bonds and/or in an indenture or indentures supplemental hereto.

          "The bonds and coupons of series other than the first may have inscribed thereon such descriptive words, numbers, marks of identification, designations, legends and endorsements as may be required to comply with the rules of any exchange or to conform to usage in respect thereof, or as consistently with the provisions hereof, may be determined by 'resolution.'

          "Before any bonds of any series other than the first, shall be authenticated and delivered by the Trustee under this Indenture, the Company and the Trustee shall execute and deliver and the Company shall cause to be recorded an indenture supplemental hereto, authorized by 'resolution,' creating or authorizing such series."

  and

          WHEREAS, it is provided in Section 2 of Article IV of the Principal Indenture that:

          "From time to time the Trustee shall authenticate and deliver to or upon the order of the Company, additional bonds of the first series or any other duly authorized series issuable hereunder to a principal amount not in excess of 75% of the 'net amount of permanent additions' made after July 1, 1936 to property owned by the company."

  and

          WHEREAS, it is provided in Section 1 of Article IV of the Ninth Supplemental Indenture, Eleventh Supplemental
  Indenture and the Sixteenth through Twentieth Supplemental
  Indentures that, so long as any bonds of the respective series therein defined are outstanding, the Company

          ". . . will not avail itself of any of the rights granted to it under the Principal Indenture to use permanent additions as a basis for the authentication and delivery of bonds or for the discharge of any sinking or improvement fund obligations of the Company or for the withdrawal of cash from any such fund to an extent in excess of seventy per cent (70%) of the amount of such permanent additions instead and in lieu of the seventy-five per cent (75%) provided and authorized under the terms of the Principal Indenture."

  and

          WHEREAS, by Section 1 of Article XII of the Principal
  Indenture it is provided, among other things, that:

          "The Company, when authorized by 'resolution,' and the Trustee without any action or consent by the holder of any of the bonds from time to time and at any time, may enter into an indenture or indentures supplemental hereto and which thereafter shall form a part hereof the same as if its or their terms were incorporated herein, for any one or more of the following purposes:

                               * * *

          "(b) To define the covenants and provisions
     (permitted under or not inconsistent with this Indenture) of or applicable to any bonds of any series issued hereunder, other than the first series, as determined from time to time by 'resolution';

          "(c) To add to the limitations on the authorized amount, date of maturity, method, conditions and purposes of issue of any bonds issued or to be issued hereunder, or of any series of bonds hereunder, further limitations to be thereafter observed";

                               * * *

          "(f) To make such provision in regard to matters or questions arising under this Indenture as may be necessary or desirable and not inconsistent with this Indenture and/or to cure, correct or supplement any defective provision contained herein or in any supplemental indenture; and . . ."

  and

          WHEREAS, the Company, subsequent to July 1, 1936, has made net permanent additions to the property owned by it and is entitled under the provisions of Section 2 of Article IV of the Principal Indenture to require the Trustee to authenticate and deliver to it additional bonds of the First Series or any other duly authorized series issuable under the Principal Indenture and secured by the lien thereof, all in accordance with the terms and provisions of the Principal Indenture;

  and

          WHEREAS, the Company has by proper corporate action, and in compliance with the provisions of Section 1 of
  Article XII of the Principal Indenture, authorized the execution of this Supplemental Indenture and determined to create an additional series of bonds to be issued under and secured by said Principal Indenture as supplemented, said series of bonds to be known and designated as "Indianapolis Water Company First Mortgage Bonds, Economic Development Series E," sometimes hereinafter referred to as the "bonds of this Series," in the principal amount of $11,600,000, to bear interest at 5.20% per year, to be fully registered bonds without coupons and dated in accordance with the provisions of
  Section 5 of Article II of the Principal Indenture, and has determined by proper corporate action, as provided for by
  Section 2 of Article IV of the Principal Indenture, to request the authentication and delivery to it by the Trustee of Eleven Million Six Hundred Thousand Dollars ($11,600,000) principal amount of bonds of this Series on the basis of net permanent additions made by the Company subsequent to July 1, 1936, and the Company desires to provide by this Supplemental Indenture for the creation of the bonds of this Series and for issue of said Eleven Million Six Hundred Thousand Dollars ($11,600,000) of bonds of this Series;

  and

          WHEREAS, the Company has by proper corporate action and in the exercise of its corporate powers under the laws of the State of Indiana duly authorized the issue of said Eleven Million Six Hundred Thousand Dollars ($11,600,000) principal amount of bonds of this Series to be issued in accordance with the terms and provisions of the Principal Indenture and of this Supplemental Indenture, and to be secured by a first lien on substantially all of its properties (other than securities) as provided in the Principal Indenture and indentures supplemental thereto, including this Supplemental Indenture, and has further duly authorized the execution, delivery and recording of this Supplemental Indenture to provide for the issue of the bonds of this Series, and to prescribe the terms and provisions thereof, insofar as said terms and provisions are not prescribed by the Principal Indenture;

  and

          WHEREAS, the form, terms and provisions of the bonds of this Series and of the certificate of authentication of the Trustee to be thereon endorsed shall be substantially in the forms following, respectively (except that any portion of the text of any such bond may appear on the reverse side thereof, with an appropriate reference thereto on the face of such bond):

                          [FORM OF BOND]

  No.  ____              Matures:  May 1, 2001        $__________

                    INDIANAPOLIS WATER COMPANY

        First Mortgage Bond, Economic Development Series E

          Indianapolis Water Company, a corporation of the State of Indiana ("Company"), for value received, hereby promises to pay to National City Bank, Indiana, as trustee under an Indenture of Trust dated as of April 1, 1993 ("City Indenture"), executed and delivered by the City of Indianapolis, Indiana ("City") and the Company to said National City Bank, Indiana, as Trustee ("City Trustee"), or registered assigns, on the 1st day of May, 2001 the sum of _________________________ Dollars ($_______________), in
  immediately available funds and to pay interest thereon in like manner from the date of this bond until the principal hereof shall become due and payable, at the rate of five and two-tenths percent (5.20%) per year, computed on the basis of a 360-day year (consisting of 12 months of 30 days each), payable semiannually in like funds on the first day of May and November in each year, commencing November 1, 1993. Except as otherwise provided in the next sentence, the principal of and premium, if any, and interest on this Bond will be payable, in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office of the Trustee (hereinafter defined). So long as there is no existing default in the payment of interest on any bond of this series, payments of interest on and partial prepayments of principal of this Bond prior to its maturity will be made to the person or entity ("Person") in whose name this Bond is registered at the close of business on the last day of the calendar month next preceding the date on which such payment is due by check mailed to such Person's address as it appears on the Company's books for registration and registration of transfer, unless otherwise agreed upon in writing by the Company and the registered holder hereof.

          This Bond is one of a duly authorized issue of first mortgage bonds issuable in series, all issued and to be issued under and equally secured by a first mortgage (hereinafter, as amended, called the "Principal Indenture"), dated July 1, 1936, duly executed and delivered by the Company to Fidelity-

  Philadelphia Trust Company (now Fidelity Bank, National Association), as Trustee ("Trustee"), and twenty-two indentures supplemental thereto, to which Principal Indenture and supplemental indentures reference is hereby made for a description of the property mortgaged and pledged ("mortgaged property"), the nature and extent of the security, the rights of the holders and registered owners of said bonds and of the Trustee in respect of such security, and the terms and conditions under which said bonds are secured. The Principal Indenture and any indenture supplemental thereto may be modified with the assent of the Company and of the holders and registered owners of at least seventy-five percent (75%) in principal amount of the bonds then outstanding and not owned or controlled directly or indirectly by the Company or by anyone directly or indirectly controlling the Company, subject to the restrictions and provisions with respect thereto set forth in the Principal Indenture and supplemental indentures. The Principal Indenture also may be modified without the consent of any bondholder when necessary to effect or maintain qualification of the Principal Indenture under the Trust Indenture Act of 1939 and for other purposes specified in the Principal Indenture. Said bonds may be for various principal sums and may be issued from time to time in one or more series without limitation as to the aggregate principal amount of any or all series, which series may mature on different dates, may bear interest at different rates and may otherwise vary, as in the Principal Indenture provided. The bonds of this series, of which this is one, are known as "Indianapolis Water Company First Mortgage Bonds, Economic Development Series E," and hereinafter referred to as "bonds of this Series."

          The bonds of this Series are issued under the twenty-second supplemental indenture to the Principal Indenture ("Twenty-Second Supplemental Indenture") in order to evidence and secure a loan made by the City of Indianapolis, Indiana ("City"), to the Company pursuant to a Loan Agreement dated as of April 1, 1993. In order to fund such loan, the proceeds of which will be used by the Company to redeem bonds of its Economic Development Series A, the City has issued in the principal amount of $11,600,000, its Economic Development Water Facilities Refunding Revenue Bonds, Series 1993 (Indianapolis Water Company Project) ("City Bonds") under and pursuant to the City Indenture. The City Bonds are payable from payments made, or caused to be made, by the Company of principal of, premium, if any, and interest on the bonds of this Series. The Company's Economic Development Series A bonds were issued to secure $12,000,000 in principal amount of bonds issued by the City in 1974. The proceeds of that City bond issue were lent to the Company to enable it to construct its Eagle Creek Purification and Pumping Station and related facilities (now the Company's "Thomas W. Moses Treatment Plant"). That plant and related facilities ("Project") were completed in 1976 and are now in service.

          In the event that all or a substantial portion of either the Project ("Project Taking") or the mortgaged property ("Total Taking") shall be purchased by any governmental body or agency, or shall be taken by the exercise of the power of eminent domain or of a right to purchase or otherwise acquire the same vested in any governmental body or agency, the bonds of this Series in the case of a Project Taking may be redeemed by the Company in whole within one year after the receipt of the proceeds received therefor and in the case of a Total Taking shall be redeemed to the extent of the proceeds received therefor ratably applicable to the bonds of this Series within six months after the receipt of such funds. In the event of a Total Taking, the bonds of this Series are also redeemable at any time within one year after such purchase or taking, in whole but not in part, at the option of the Company. All redemptions described in this paragraph shall be made on not less than thirty (30) days' notice, at their principal amount, together with accrued interest in each case to the date of redemption, all as more particularly set forth in the Twenty-Second Supplemental Indenture. In certain other adverse circumstances referred to in Section 3 of Article III of the Twenty-Second Supplemental Indenture, the bonds of this Series are redeemable in whole, but not in part, at the option of the Company, in each case within one year of the event authorizing the redemption and at 100% of their principal amount, together with accrued interest to the date of redemption.

          In the event that the Trustee and the Company are notified that (a) an Event of Default under Section 801 of the City Indenture has occurred and is continuing, (b) the City Trustee has declared the principal of all City Bonds then outstanding immediately due and payable under Section 802 of the City Indenture, and (c) the City Trustee has not waived such Event of Default or rescinded such declaration, then the Company shall immediately redeem all of the bonds of this Series then outstanding at a price equal to one hundred percent (100%) of the principal amount thereof, together with accrued interest thereon to the redemption date.

          The bonds of this Series are also subject to mandatory redemption in whole (or in part as described below) in the event of a Determination of Taxability (as defined in the City Indenture) with respect to the City Bonds. If there has been a Determination of Taxability but fewer than all of the City Bonds are required to be redeemed under Section 501 of the City Indenture, then the bonds of this Series shall be subject to mandatory redemption only to the extent necessary to provide a sum sufficient to pay the principal and interest on the principal of the City Bonds that are required to be redeemed. Any such redemption of the bonds of this Series shall be on a date selected by the Trustee and within one hundred eighty
  (180) days of the Determination of Taxability (but in no event later than the date selected by the City Trustee for redemption of the City Bonds), and shall be redeemed at a price equal to one hundred percent (100%) of the principal amount thereof, together with accrued interest thereon to the redemption date.

          The principal hereof may also be declared or become due on the conditions, in the manner and with the effect set forth in the Principal Indenture upon the happening of an "Event of Default," unless waived or cured, as in the Principal Indenture provided.

          This bond is nontransferable except to the City Trustee and successor trustees thereto. To the extent that it is transferable, it is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the principal office of the Trustee, in the City of Philadelphia, Pennsylvania, and at the Company's principal office in the City of Indianapolis, Indiana, upon surrender hereof for cancellation at either of said offices and upon presentation of a written instrument of transfer duly executed. Thereupon the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered bond or bonds without coupons of this Series, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Principal Indenture and the Twenty-Second Supplemental Indenture.

          The Company and the Trustee and any paying or transfer agent may deem and treat the registered owner of this bond as the absolute owner hereof for the purpose of receiving payment of or an account of the principal hereof and the interest hereon, and for all other purposes, and shall not be affected by any notice to the contrary.

          This bond shall not be valid or become obligatory for any purpose unless it shall have been authenticated by the certificate of the Trustee under the Principal Indenture endorsed hereon.

          IN WITNESS WHEREOF, Indianapolis Water Company has caused this bond to be signed by its President or a Vice
  President and by its Secretary or an Assistant Secretary, and that bond to be dated.

  Dated:                      INDIANAPOLIS WATER COMPANY


                              By_________________________________
                                        President
  _________________________
  Secretary

                  [FORM OF TRUSTEE'S CERTIFICATE]

          This bond is one of the bonds of the series designated therein, referred to in the within-mentioned Twenty-Second
  Supplemental Indenture to the First Mortgage of Indianapolis
  Water Company.

                              FIDELITY BANK, NATIONAL ASSOCIATION


                              By_________________________________
                                Authorized Officer


                              Date_______________________________


                    [FORM OF PREPAYMENT RECORD]

                         PREPAYMENT RECORD

             Principal Amount of Bond $_______________

                  Date of Maturity:  May 1, 2001


  Prepayments on Principal

                                    Balance            Signature
  of Authorized
            Amount      Date      Outstanding             Officer
  and Title






  and

          WHEREAS, all acts and things necessary to make said Eleven Million Six Hundred Thousand Dollars ($11,600,000) principal amount of bonds of this Series, when executed by the Company and authenticated by the Trustee and issued by the Company as hereinafter and in the Principal Indenture provided, valid, binding and legal obligations of the Company, and this Supplemental Indenture a valid, binding and enforceable supplement to the Principal Indenture, have been duly performed, and the execution and delivery of this Supplemental Indenture and the execution, delivery and issuance of said principal amount of bonds of this Series have been in all respects duly and lawfully authorized:

          Now, Therefore, This Supplemental Indenture Witnesseth:
  That Indianapolis Water Company, in order to secure the payment of the principal of and premium, if any, and interest on all bonds issued under the Principal Indenture and all indentures supplemental thereto, according to their tenor and effect, and according to the terms of the Principal Indenture and of any indenture supplemental thereto, and to secure the performance of the covenants and obligations in said bonds and in the Principal Indenture and any indenture supplemental thereto respectively contained, and for the proper conveying and confirming unto the Trustee, its successors in said trust and its and their assigns forever, upon the trusts and for the purposes expressed in the Principal Indenture and any indenture supplemental thereto, all and singular the estates, property and franchises of the Company, thereby mortgaged or intended so to be, the Company, for and in consideration of the premises and of the sum of One Dollar ($1.00) in hand paid by the Trustee to the Company upon the execution and delivery of this Supplemental Indenture, receipt whereof is hereby acknowledged, and of other good and valuable considerations, has granted, bargained, sold, conveyed, released, confirmed, pledged, assigned, transferred, mortgaged, warranted and set over and by these presents does grant, bargain, sell, convey, release, confirm, pledge, assign, transfer, mortgage, warrant and set over unto Fidelity Bank, National Association, as Trustee, and to its successors in said trust and its and their assigns forever in trust in accordance with the provisions of the Principal Indenture and indentures supplemental thereto:

          All and singular the premises, property, assets, rights and franchises of the Company, whether now or hereafter owned, constructed or acquired, of whatever character and wherever situated made subject to the lien of the Principal Indenture and any indenture supplemental thereto, including, without limiting the generality of the foregoing, all real and personal property of every kind and nature whatsoever, including franchises and all rights of any kind (not expressly excluded or excepted from the lien of the Principal Indenture and indentures supplemental thereto), now owned by the Company and acquired by the Company since the execution of the Twenty-First Supplemental Indenture;

          And This Supplemental Indenture Further Witnesseth
  That: In order to provide for the authentication and delivery by the Trustee to the Company of said $11,600,000 principal amount of Indianapolis Water Company First Mortgage Bonds, Economic Development Series E, in order to define the covenants and provision of or applicable to the bonds of this Series, as determined in compliance with the provisions of the Principal Indenture, it is hereby covenanted and agreed by and between the Company and the Trustee, as follows:

                             ARTICLE I

                            Definitions

          The terms defined in this Article I shall, for all purposes of this Supplemental Indenture, have the following meanings unless the context otherwise requires:

          The term "City Bonds" means the $11,600,000 City of Indianapolis, Indiana Economic Development Water Facilities Refunding Revenue Bonds, Series 1993 (Indianapolis Water Company Project) of the City of Indianapolis, Indiana, authenticated and delivered under and pursuant to the City Indenture.

          The term "City Indenture" means the Indenture of Trust, dated as of April 1, 1993, by and between the Company, the City of Indianapolis, Indiana, and National City Bank, Indiana, as Trustee, and any indenture supplemental thereto or amendatory thereof, pursuant to which the City Bonds are issued and secured.

          The term "City Trustee" means the person, corporation or banking association acting as trustee from time to time under the City Indenture.

          The term "Loan Agreement" means the Loan Agreement, dated as of April 1, 1993, between the City of Indianapolis, Indiana, a municipal corporation and political subdivision duly organized and existing under the laws of the State of Indiana, and the Company, and any and all modifications, alterations, amendments and supplements thereto.

          The term "Project" means the water facilities described in Exhibit A to the Loan Agreement.

          The term "Trustee" means the Trustee for the time being whether the original or a successor, under the Principal
  Indenture.


                            ARTICLE II

                Description of Bonds of This Series

          Bonds of this Series shall be designated "Indianapolis Water Company First Mortgage Bonds, Economic Development
  Series E." Said bonds shall be dated the date of their authentication and shall bear interest from that date until the principal thereof shall become due and payable, at a rate of five and two-tenths (5.20%) per year, computed on the basis of a 360-day year (consisting of 12 months of 30 days each), payable semiannually on May 1 and November 1 of each year commencing November 1, 1993. Principal and interest will be payable to the registered owner of the bonds, and at the address thereof, appearing on the Company's books for registration and registration of transfer, in immediately available funds. Except as otherwise provided in the next sentence, the principal of and premium, if any, and interest on the bonds will be payable, in such coin or currency of the United States as of this Series at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office of the Trustee. So long as there is no existing default in the payment of interest on any bond of this Series, payments of interest on and partial prepayments of principal of any bond of this Series prior to its maturity will be made to the person or entity ("Person") in whose name said bond (or a bond or bonds in exchange for which said bond was issued) is registered at the close of business on the last day of the calendar month next preceding the date on which such payment is due by check mailed to such Person's address as it appears on the Company's books for registration and registration of transfer, unless otherwise agreed upon in writing by the Company and the registered holder of the bond.

          The bonds of this Series will mature on May 1, 2001.

          The bonds of this Series shall be fully registered bonds without coupons in the denominations of Five Thousand Dollars ($5,000) each or any whole multiple thereof, to be lettered "R" and bearing such numbers as the Company may reasonably require to comply with the usual practice prevailing in such cases. Said bonds will be nontransferable except to the City Trustee and successors thereto, if any.

          Each bond of this Series authenticated and delivered upon any transfer, or in substitution for the whole or any part of any bond or bonds of such series, shall carry all the rights to interest accrued and unpaid and to accrue, which were carried by the whole or such part of such bond or bonds.

          In accordance with the provisions of Section 8 of
  Article II of the Principal Indenture, the Company hereby designates its principal office in the City of Indianapolis, Indiana, as an office, in addition to that of the Trustee, where books for the registration and registration of transfer of bonds of this Series will be kept.

          The aggregate principal amount of all bonds of this Series which may at any time be certified, issued and outstanding shall be limited to Eleven Million Six Hundred Thousand Dollars ($11,600,000), and bonds of said series may be executed, authenticated, delivered and issued hereunder from time to time subject to the restrictions and provisions contained in this Supplemental Indenture and in the Principal Indenture.

                            ARTICLE III

                      Redemption of the Bonds

          SECTION 1. In the event that all or a substantial portion of either the Project ("Project Taking") or the mortgaged property ("Total Taking") shall be purchased by any governmental body or agency, or shall be taken by the exercise of the power of eminent domain or of a right to purchase or otherwise acquire the same vested in any governmental body or agency, bonds of this Series may or shall, as the case may be, be redeemed as hereinafter set forth. In the case of a Project Taking, bonds of this Series may be redeemed by the Company in whole within one year after receipt of the proceeds received therefor. In the case of a Total Taking, that portion of the award or consideration for property so acquired by a governmental authority which shall consist solely of cash ratably applicable to bonds then outstanding of this Series shall within six (6) months after the receipt thereof be used for the redemption of bonds of this Series. In the event that the consideration or award to the Company for property so acquired by a governmental authority in the case of a Total Taking includes property other than cash, that portion of such property which is ratably applicable to bonds of this Series shall within sixty (60) days after receipt thereof be sold for cash and the proceeds of such sale or sales shall within six
  (6) months after the receipt thereof be used for redemption of bonds of this Series. In the event of a Total Taking, bonds of this Series shall also be redeemable in whole, but not in part, at the option of the Company, to be exercised within one year after such purchase or taking, in each case at one hundred percent (100%) of their principal amount, together with accrued interest to the date of redemption.

          SECTION 2. Upon the occurrence of any of the events described in subparts (a) or (b) of Section 502 of the City Indenture, the bonds of this Series shall be redeemable in whole, but not in part, at the option of the Company at any time within one year following the occurrence of any such event or events at one hundred percent (100%) of their principal amount, together with accrued interest to the date of redemption.

          SECTION 3. In the event that the Company and the Trustee are notified by the City Trustee that (a) an Event of Default has occurred and is continuing under Section 801 of the City Indenture, (b) the City Trustee has declared the principal of all City Bonds then outstanding immediately due and payable pursuant to Section 802 of the City Indenture, and (c) such Event of Default or declaration of acceleration of maturity and principal of and interest on, the bonds of this Series has not been waived or rescinded by the City Trustee, as provided in
  Section 810 of the City Indenture, the Company shall immediately redeem all of the bonds of this Series then outstanding, at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the redemption date.

          SECTION 4. In the event that the Company is notified by the City Trustee that there has occurred a Determination of Taxability with respect to the City Bonds and, as a result thereof, all the City Bonds are being redeemed as provided in
  Section 501 of the City Indenture, the Company shall call for redemption on a redemption date selected by it (but in no event later than the date selected by the City Trustee for redemption of the City Bonds) all of the bonds of this Series then outstanding. If there has been a Determination of Taxability but fewer than all of the City Bonds are required to be redeemed under Section 501 of the City Indenture, then the bonds of this Series shall be subject to mandatory redemption, in accordance with the preceding sentence, only to the extent necessary to provide a sum sufficient to pay the principal and interest on the principal of the City Bonds that are required to be redeemed. Any such redemption shall be at a price equal to one hundred percent (100%) of the principal amount thereof, together with interest thereon to the redemption date.

          SECTION 5. In the event that the Company shall desire to exercise its right, or is required by the provisions of this
  Article III, to redeem and pay all or any part of the bonds of this Series, payments in redemption of bonds of this Series shall be made directly by the Company to the registered owners of the bonds of this Series entitled thereto. Any such redemption may be made without complying with the provisions, terms and conditions of Article V of the Principal Indenture, and without the giving of any prior notices except for the notices required to be given by Article V of the Loan Agreement.

          SECTION 6. Bonds of this Series may be redeemed in part, but the portion of any such bond so redeemed in part shall be Five Thousand Dollars ($5,000) or an integral multiple thereof. In case any bond of this Series shall be redeemed in part only, payment of the redemption price of such portion of the bond shall be made by the Company (or Trustee, as the case may be) to the registered holder thereof, at its address appearing on the books for registration and registration of transfer of bonds of this Series without presentation or surrender thereof, provided that there is on file with the Company and Trustee (and not theretofore rescinded by written notice from such registered holder to the Company and Trustee) a written commitment from such registered holder to the effect that (1) payments will be so made, and (2) such registered holder will make notations on such bond or a paper attached thereto of the portion thereof so redeemed. Prior to any transfer by the registered holder of any bond of this Series, the same shall have been surrendered to the Company or Trustee for appropriate notation thereon of, or in exchange for a new bond or bonds for, the unredeemed balance of the principal amount thereof. The Trustee shall not be under any duty to determine that any of the notations mentioned herein have been made or be liable in any manner with respect thereto.


                            ARTICLE IV

                Particular Covenants of the Company

          SECTION 1. So long as any bond of this Series remains outstanding, the Company covenants that it will not exercise or take advantage of any of the rights granted to it under
  Section 5 or Section 8, Article VIII of the Principal Indenture to request that the Trustee pay over cash to it to the extent that such payment would be in conflict with the specific directions hereinafter set forth. The Company covenants that the application of any moneys deposited with or received by the Trustee pursuant to the provisions of Section 8, Article VIII, of the Principal Indenture shall be subject to the provisions of Section 1, Article III, of this Supplemental Indenture in the event of a Project Taking or Total Taking of the Company's
  property.   Nothing in this Section shall be construed to limit
  the right of the Company to request the Trustee to apply cash in accordance with the authority granted under Section 5,
  Article VIII, of the Principal Indenture, other than with respect to cash received in the case of a Project Taking and that portion of cash held by the Trustee which is ratably applicable to bonds of this Series then outstanding in the case of a Total Taking.

          SECTION 2. The Company covenants and agrees that it will duly and punctually pay to the holder of any bond of this Series issued under and secured by the Principal Indenture and this Supplemental Indenture the principal of, premium, if any, and interest on said bond at the dates and places and in the manner mentioned in such bond.

          SECTION 3. The Trustee shall not incur any liability by reason of any default, failure or delay on the part of the Company to observe or perform its covenants contained in this
  Article IV.


                             ARTICLE V

                 Amendment of Principal Indenture

          Article I, Section 13, of the Principal Indenture is amended to read:

     "Section 13. A demand, request, notice, certificate, appointment, approval, consent, waiver, designation, direction, nomination or other similar act of the

     Company, under any of the provisions hereof, shall mean an instrument in writing signed by the President or a Vice President of the Company, attested by its Secretary or an Assistant Secretary, and delivered to the Trustee, except as otherwise provided herein."

          Article IV, Section 7, of the Principal Indenture is amended by changing subparagraph (3) of the second paragraph thereof to read:

     "(3) Upon written or oral request by the President, a Vice President, Treasurer, Assistant Treasurer or Secretary of the Company, the Trustee shall invest such cash, or any part thereof, in obligations of the United States of America, any state of the United States or any political subdivision thereof or an interest bearing account made up of government securities and/or securities of governmental agencies; provided, however, that the Trustee may require that any such oral request of the Company be followed up by a written confirmation, signed by any of said officers. Any investments so made may, at the option of the Company, be sold and the proceeds applied in any manner provided in this Section."

          Article VII, Section 3, of the Principal Indenture is amended by deleting the third paragraph thereof.

          Article VII, Section 9, of the Principal Indenture is amended by changing the fourth paragraph thereof to read:

          "That it will furnish to the Trustee annually a statement of the President, a Vice President, the Treasurer or Secretary of the Company, or a certificate or certificates of insurance, executed by the insurance company or companies providing the insurance, identifying the amount and character of the insurance in force and the companies issuing policies of insurance on said property, setting forth the character and amount of each policy. In the case where an insurance reserve fund has been established, such statement shall set forth the amount of insurance for which the same is substituted, and the amount of such fund with a detailed statement of the case on deposit and investments held therein. All resolutions authorizing the establishment and maintenance of such insurance reserve fund shall be furnished the Trustee. The Trustee shall be under no duty with reference to such statements other than to retain the same in its file for inspection only by bondholders or their duly authorized representatives."

                            ARTICLE VI

                  Principal Indenture Applicable

          The bonds of this Series shall be issued under, subject to and in compliance with the terms and provisions of the Principal Indenture, as amended and supplemented, which are applicable according to the true intent and meaning thereof to all bonds of whatsoever series issued under the terms of said Principal Indenture, except as expressly modified by the terms of this Supplemental Indenture.


                            ARTICLE VII

                      Concerning the Trustee

          The Trustee, for itself and its successors, accepts the trusts of this Supplemental Indenture and agrees to execute them, but only upon the following additional terms and conditions to which the Company and the holders of all the bonds issued under this Supplemental Indenture agree:

          (a) The Trustee shall be under no obligation to see to the recording, registry or filing of this Supplemental Indenture.

          (b) The recitals of facts and the covenants and agreement contained in this Supplemental Indenture and in said bonds of this Series shall be taken as made by the Company alone and shall not be construed as made by or as imposing any obligation or liability upon the Trustee.

          (c) The Trustee shall not be responsible for the execution or validity hereof, or of the bonds of this Series (except in respect of the certificates of authentication of the Trustee endorsed on the bonds of this Series), or for the sufficiency of the security as provided herein, or in said Principal Indenture.

          (d) All the terms and provisions of the Principal Indenture defining and limiting the liability and responsibility of the Trustee in the discharge of the trusts thereof shall, in like manner, define and limit its liability and responsibility in the performance of the trusts under this Supplemental Indenture as if expressly stated in this instrument.

                           ARTICLE VIII

                           Miscellaneous

          SECTION 1. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or on behalf of the Company shall bind and benefit its successors and assigns, whether so expressed or not.

          SECTION 2. For every purpose of this Supplemental Indenture, including the execution, issue and use of any and all of the bonds of this Series, the term "Company" includes and means not only the party of the first part hereto, but also any successor corporation.

          SECTION 3. A bond of this Series shall no longer be deemed to be "outstanding" hereunder for any purpose, except for the purpose of entitling the holder thereof to receive payment of the redemption price and accrued interest to the date fixed for redemption, if the Company shall have completed giving the required notice of redemption of such bond, or shall have irrevocably authorized the Trustee to cause notice to be given, and shall have segregated in its possession, or shall have deposited with the Trustee, in trust, an amount in cash sufficient to redeem all bonds of this Series called for redemption, together with accrued interest to the date fixed for redemption.

          SECTION 4. Any moneys coming into the hands of the Trustee hereunder, the application of which is not otherwise specifically provided for by the terms and provisions of this Supplemental Indenture, shall be applied by the Trustee in accordance with the terms and provisions of the Principal Indenture.

          SECTION 5. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be taken to be an original and all collectively but one instrument.

          SECTION 6.  The headings of the Articles of this
  Supplemental Indenture are inserted for convenience of reference only, and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning of the same.

          SECTION 7. In the event that an interest payment or maturity date or a date fixed for redemption of any bond of this Series shall be a Saturday, Sunday or a legal holiday or a day on which banking institutions in the City of Indianapolis, Indiana (or Philadelphia, Pennsylvania, if payment is being made by the Trustee), are authorized by law to close, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding business day not a Saturday, Sunday or a legal holiday or a day upon which banking institutions in the City of Indianapolis, Indiana (or Philadelphia, Pennsylvania, if payment is being made by the Trustee), are authorized by law to close, with the same force and effect as if made on the date of maturity, interest date, or the date fixed for redemption, and no interest shall accrue for the period after such date.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed by their Presidents or Vice Presidents, under and by the authority vested in them, have hereto affixed their signatures, and their Secretaries or Assistant Secretaries have duly attested the execution hereof, as of the 1st day of April, 1993.

                              INDIANAPOLIS WATER COMPANY


                              By_________________________________
                                   J. A. Rosenfeld
                                   Senior Vice President and
                                   Treasurer
  ____________________________
  Secretary
                              FIDELITY BANK, NATIONAL ASSOCIATION


                              By_________________________________
                                   _______________, Assistant
                                   Vice President
  ATTEST:


  ____________________________
  Assistant Secretary


  STATE OF INDIANA  )
                    )  SS:
  COUNTY OF MARION  )

          BE IT REMEMBERED that on this ___ day of ____________, 1993, before me the undersigned, a Notary Public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared J. A. Rosenfeld and Joseph W. Jordan, of Indianapolis Water Company, to me well known and personally known to me to be, respectively, Senior Vice President and Treasurer and Secretary of Indianapolis Water Company and to be persons who executed the foregoing instrument for and on behalf of said Indianapolis Water Company, and acknowledged the execution of said instrument, and acknowledged that they executed said instrument voluntarily as such officers of the Company, respectively, as the act and deed of said Indianapolis Water Company, for the uses and purposes therein set forth.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed by Notarial Seal the day and year aforesaid.

                              ___________________________________
                              Notary Public

                              ___________________________________
                              Printed Name

                              Residing in ____________ County,
                              Indiana
  My Commission Expires:

  _________________________

  [SEAL]


  COMMONWEALTH OF PENNSYLVANIA         )
                         )  SS:
  COUNTY OF PHILADELPHIA )

          BE IT REMEMBERED that on this ___ day of ____________, 1993, before me the undersigned, a Notary Public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared _________________________, Assistant Vice President, and ________________________, Assistant Secretary of Fidelity Bank, National Association, to me well known and personally known to me to be, respectively, Assistant Vice President and Assistant Secretary of said Bank and to be persons who executed the foregoing instrument for and on behalf of said Bank, and acknowledged the execution of said instrument, and acknowledged that they executed said instrument voluntarily as such Assistant Vice President and Assistant Secretary of said Bank, respectively, as the act and deed of said Bank, for the uses and purposes therein set forth.

          I certify that I am not a Director or Officer of Fidelity Bank, National Association.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed by Notarial Seal the day and year aforesaid.

                              ___________________________________
                              Notary Public

                              ___________________________________
                              Printed Name

                              Residing in ____________ County,
                              Pennsylvania

  My Commission Expires:


  _________________________

  [SEAL]
  This instrument was prepared by Fred E. Schlegel, an attorney, 300 North Meridian Street, Suite 2700, Indianapolis, Indiana
  46204-1782.

                          RECORDING DATA

          Received on ____________________, for recording at the office of the Recorder of Marion County, Indiana, and recorded in said office as Instrument No. ____________________.

          Received on ____________________, for recording at the office of the Recorder of Hamilton County, Indiana, and recorded in said office as Instrument No. ____________________.

          Received on ____________________, for recording at the office of the Recorder of Hancock County, Indiana, and recorded in said office as Instrument No. ____________________.

          Received on ____________________, for recording at the office of the Recorder of Hendricks County, Indiana, and recorded in Hendricks County Mortgage Record ___, page ___.

          Received on ____________________, for recording at the office of the Recorder of Boone County, Indiana, and recorded in Boone County Mortgage Record ___, page ___.




          This page is for recordkeeping only. It was not a part of the Twenty-Second Supplemental Indenture as executed or recorded.